Exhibit T3A.45

FLORIDA DEPARTMENT OF STATE
Division of Corporations

September 25, 2006

AMANDA HADDAN
CSC
TALLAHASSEE, FL

The Articles of Organization for HAMMOCK LANDING/WEST MELBOURNE, LLC were filed on September 25, 2006, and assigned document number L06000093684. Please refer to this number whenever corresponding with this office.

In accordance with section 608.406(2), F.S., the name of this limited liability company is filed with the Department of State for public notice only and is granted without regard to any other name recorded with the Division of Corporations.

The certification you requested is enclosed.

A limited liability annual report/uniform business report will be due this office between January 1 and May 1 of the year following the calendar year of the file date. A Federal Employer Identification (FEI) number may be required before this report can be filed. Please apply NOW with the Internal Revenue Service by calling 1-800-829-3676 and requesting form SS-4.

Please be aware if the limited liability company address changes, it is the responsibility of the limited liability to notify this office.

Should you have any questions regarding this matter, please contact this office at the address given below.

Buck Kohr Document Specialist Registration/Qualification Section Division of Corporations	Letter Number: 006A00057106

Account number: 072100000032	Amount charged: 155.00

P.O. BOX 6327 -Tallahassee, Florida 32314

I certify the attached is a true and correct copy of the Articles of Organization of HAMMOCK LANDING/WEST MELBOURNE, LLC, a limited liability company organized under the laws of the state of Florida, filed on September 25, 2006, as shown by the records of this office.

The document number of this limited liability company is L06000093684.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capitol, this the
Twenty-fifth day of September, 2006

CR2EO22 (01 06)

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I - Name:
The name of the Limited Liability Company is:

Hammock Landing/West Melbourne, LLC

(Must end with the words “Limited Liability Company, “Limited Company” or their abbreviation “LLC,” or “L.C.,”)

ARTICLE II - Address:
The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:

CBL Center, Suite 500	CBL Center, Suite 500
2030 Hamilton Place Boulevard	2030 Hamilton Place Boulevard
Chattanooga, TN 37421	Chattanooga, TN 37421

ARTICLE III - Registered Agent, Registered Office, & Registered Agent's Signature:

(The Limited Liability Company cannot serve as its own Registered Agent. You must designate an individual or another business entity with an active Florida registration.)

The name and the Florida street address of the registered agent arc:

Corporation Service Company
Name
1201 Hays Street
Florida street address (P.O. Box NOT acceptable)

Tallahassee	FL 32301
City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S..

Corporation Service Company
By:		Carina L. Dunlap Asst. Vice President
Registered Agent's Signature (REQUIRED)

(CONTINUED)

ARTICLE IV- Manager(s) or Managing Member(s):

The name and address of each Manager or Managing Member is as follows:

Title:	Name and Address:
“MGR” - Manager
“MGRM” = Managing Member

MGR	CBL & Associates Limited Partnership
CBL Center, Suite 500), 2030 Hamilton Place Blvd.
Chattanooga, Tennessee 37421

(Use attachment if necessary)

ARTICLE V: Effective date, if other than the date of filing:________________________. (OPTIONAL) (If an effective date is listed, the date must be specific and cannot be more than five business days prior to or 90 days after the date of filiny.)

REQUIRED SIGNATURE:	By:	CBL& Associates Limited Partnership, its chief manager

	By:	CBL Holdings I, Inc., its sole general partner

Signature of a member or an authorized representative of a member.

(In accordance with section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)

By:	Jeffery V. Curry, Assistant Secretary
Typed or printed name of signec

Filing Fees:

$ 1125.00 Filing Fee for Articles of Organization and Designation of Registered Agent

$ 30.00 Certified Copy (Optional)

$ 5.00 Certificate of Status (Optional)